[ALLEGHENY TECHNOLOGIES LOGO]


1000 Six PPG Place, Pittsburgh, PA 15222-5479                   NEWS RELEASE...




                                                     Contact:  Dan L. Greenfield
                                                                   412- 394-3004

           ALLEGHENY TECHNOLOGIES COMPLETES ACQUISITION OF J&L ASSETS

Pittsburgh, PA - June 1, 2004 - Allegheny Technologies Incorporated (NYSE:ATI) announced today that it has completed the acquisition of certain assets of J&L Specialty Steel, LLC (J&L). The closing of the acquisition followed ratification on May 28, 2004, of a new progressive labor agreement by United Steelworkers of America (USWA) represented employees at ATI Allegheny Ludlum and at the former J&L facilities.

"Our new labor agreement combined with our acquisition of these assets go a long way to `fix' our stainless steel business," said Pat Hassey, Chairman, President and Chief Executive Officer of Allegheny Technologies. "We believe we have created a stronger Allegheny Ludlum. Allegheny Ludlum now has a more competitive cost structure. It has modern facilities and a diversified product mix and is capable of shipping in excess of 700,000 tons of flat-rolled products annually. Allegheny Ludlum is well positioned to sustain and enhance its position as one of the premier flat-rolled specialty metals companies in the world.

"Implementation of our integration plan begins today at key facilities in Midland, PA and Louisville, OH. We welcome the former J&L employees, who will number approximately 400 after a short transition period. This transaction maintains J&L's key capacity in the U.S. flat-rolled stainless steel market. We expect these facilities to have a real impact. They complement and enhance Allegheny Ludlum's manufacturing process.

"The USWA leadership and its represented employees recognized what needed to be done to make Allegheny Ludlum more cost competitive on a global basis. Working together, we were able to construct an agreement that improves Allegheny Ludlum's cost structure, while saving jobs and providing a good compensation package.

"Highlighting the labor agreement is a new work environment. It facilitates implementation of the ATI Business System. New flexible work rules enable efficient modern practices and reduce the number of production and maintenance job grades to 5 from 33. Employees are given broader responsibility and have the opportunity to become more engaged in the business. We believe this modern work environment secures a strong future for Allegheny Ludlum and its employees."

Because of workforce restructuring, one-time Transition Assistance Payments
(TAPS) incentives will be offered by ATI to approximately 775 hourly employees who decide to retire over the next 2 1/2 years. The agreement expires June 30, 2007, and replaces existing


1 of 2
labor agreements at Allegheny Ludlum and at the former J&L Midland, PA and Louisville, OH facilities.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainties and changes in circumstances. Actual results may differ materially from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Allegheny Technologies Incorporated (NYSE: ATI) is one of the largest and most diversified specialty materials producers in the world, with revenues of approximately $1.9 billion in 2003. The Company has approximately 8,800 employees world-wide and its talented people use innovative technologies to offer growing global markets a wide range of specialty materials. High-value products include nickel-based and cobalt-based alloys and superalloys, titanium and titanium alloys, specialty steels, super stainless steel, exotic alloys, which include zirconium, hafnium and niobium, tungsten materials, and highly engineered strip and Precision Rolled Strip(R) products. In addition, we produce commodity specialty materials such as stainless steel sheet and plate, silicon and tool steels, and forgings and castings. The Allegheny Technologies website can be found at www.alleghenytechnologies.com.

                                       ###

2 of 2